                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                       KFC NATIONAL PURCHASING CO-OP, INC.


                                    ARTICLE I

                          Offices and Business Purpose


         1.1 Registered Office. The address of the registered office of KFC National Purchasing Co-op, Inc. (the "Co-op") shall be 1209 Orange Street, Wilmington, Delaware, until altered as provided by law.

         1.2 Principal Office. The principal office of the Co-op shall be in Louisville, Kentucky until altered by the Board of Directors.

         1.3 Other Offices. The Co-op may maintain other offices within or without the state where its registered and principal offices are located, as the Board of Directors may from time to time establish.

         1.4 Business. The Co-op shall conduct a purchasing program for its members through the Unified Foodservice Purchasing Co-op, LLC, a Kentucky limited liability company, (the "UFPC") and otherwise in order to provide its members and KFC operators with the lowest possible store delivered costs for food, packaging and supplies, and related services ("Goods") and equipment and related services ("Equipment").

                                   ARTICLE II

                               Stockholder Members

         2.1 Stockholder Eligibility.

             (a) As used in these Bylaws,

                 (i) the term "non-traditional retail outlet" means an outlet with more than one of the following characteristics: (A) a ten year or shorter license, (B) a limited menu, (C) sales from a kiosk or other transportable unit,
(D) sales from a segregated food service area at a location in a facility (such as an airport, athletic stadium, university or school) established for a primary purpose other than selling food for reasonably immediate consumption, (E) anticipated sales volume less than anticipated sales volume for a traditional unit, (F) sales in conjunction with sales of another food concept, or (G) such other characteristics as the Board of Directors may determine are indicative of a non-traditional retail outlet;

                 (ii) "traditional retail outlet" means all retail outlets other than "non-traditional retail outlets";

                 (iii) "total number...of retail outlets" means the total number of traditional retail outlets, plus one-half rounded up to the nearest even number of the total number of non-traditional outlets; and

                 (iv) the term "franchise" includes licenses where appropriate in the context.



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             (b) The following persons, firms or entities shall be eligible to be stockholders in the Co-op: (i) each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect KFC franchisee or licensee of KFC Corporation, a Delaware corporation, or its successors, assigns, affiliates, or related companies, (ii) KFC National Management Company, a Delaware Corporation, and its respective successors as operators of KFC outlets, and (iii) the KFC National Council and Advertising Cooperative, Inc., a Delaware non-stock corporation ("NCAC"); (iv) Each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect Kentucky Fried Chicken franchisee or licensee of Kentucky Fried Chicken International Holdings, Inc., a Delaware corporation, or its successors, assigns, affiliates, or related companies; provided, however, that no sole proprietor, partnership, corporation or other entity who owns or operates a Kentucky Fried Chicken outlet in Canada may be a stockholder member of the Co-op with respect to an outlet in Canada, unless that sole proprietor, partnership, corporation or other entity was a stockholder member of the KFC National Purchasing Cooperative, Inc. with respect to an outlet in Canada as of March 23, 1999; and (v) Each sole proprietor, partnership, corporation or other entity who as of March 1, 1999 was a stockholder of the KFC National Purchasing Cooperative, Inc. and who is a direct or indirect Taco Bell franchisee or licensee of Taco Bell Corp., a California corporation, or its successors, assigns, affiliates, or related companies.

             (c) Only persons, firms or entities which own of record a share of the Co-op's Membership Common Stock shall be eligible to purchase shares of the Co-op's Store Common Stock.

         2.2 Stockholder Membership Requirements. Each person, firm or entity which is eligible to be a stockholder member in the Co-op shall be a stockholder member in the Co-op when and if that person, firm or entity (a) purchases one share of the Co-op's Membership Common Stock, (b) purchases that number of shares of the Co-op's Store Common Stock which equals (i) the total number of KFC retail outlets located in all states of the United States and the District of Columbia (collectively, the "United States") owned and operated by such person, firm or entity, (ii) the total number of Kentucky Fried Chicken outlets located in any one country other than the United States and Canada in any one international territory (a "Foreign Territory") owned and operated by such person, firm or entity, (iii) the total number of Kentucky Fried Chicken retail outlets located in all provinces of Canada owned and operated by such person, firm or entity, or (iv) the total number of KFC retail outlets wherever located owned and operated by such person, firm or entity; and (c) agrees to abide by the terms and commitments set forth in these Bylaws as amended from time to time. If a person, firm or entity which is eligible to be a stockholder member in the Co-op does not (a)(i) purchase that number of shares of the Co-op's Store Common Stock which equals the total number of KFC or Taco Bell retail outlets located in the United States, Canada or a Foreign Territory owned and operated by such person, firm, or entity, and (ii) pay any fees or assessments which are established from time to time by the Board of Directors pursuant to Section 2.7 hereof, (b) then such person, firm, or entity shall not be entitled to vote on any matters submitted to stockholder members nor receive patronage dividends from the Co-op as provided in Article IX. If a stockholder member at any time becomes an owner and operator of additional KFC or Taco Bell retail outlets within the United States, Canada or a Foreign Territory, he shall purchase one additional share of Store Common Stock for each such additional traditional retail outlet or for each additional two non-traditional retail outlets as the case may be.



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

         2.3 Multiple Franchises. No person, firm or entity shall be entitled to own, directly or indirectly, beneficially or of record, an interest in more than one (1) share of the Co-op's Membership Common Stock (the "Base Share") regardless of the number of Kentucky Fried Chicken or Taco Bell retail outlets owned and operated by such person, firm or entity, excluding (a) any interest which any franchisee may have in the share of the Co-op's Series L Membership Common Stock held by the NCAC, (b) any interest which any franchisee may have in either (i) one (but only one) share of the Co-op's Series A through H Membership Common Stock if a franchisee's Base Share is a share of the Co-op's Series N Membership Common Stock or (ii) one (but only one) share of the Co-op's Series N Membership Common Stock if a franchisee's Base Share is a share of the Co-op's Series A through H Membership Common Stock, (c) if a franchisee's Base Share is not a share of the Co-op's Series J Membership Common Stock, any interest which any franchisee may have in one (but only one) share of the Co-op's Series J Membership Common Stock, (d) if a franchisee's Base Share is not a share of the Co-op's Series M Membership Common Stock, any interest which any franchisee may have in one (but only one) share of the Co-op's Series M Membership Common Stock, and (e) any interest which any franchisee may have in a share of the Co-op's Membership Common Stock (i) held by a person, firm or entity in which the franchisee owns 50% or less in the aggregate of the outstanding ownership interests, and (ii) with respect to which the franchisee refrains from voting or participating in the voting of the share of Membership Common Stock. Where more than one (1) person, firm or entity are designated as franchisees of one (1) or more retail outlets, such persons, firms or entities shall be considered as a single person, firm or entity for stockholder purposes. The person, firm or entity who owns more than 50% in the aggregate of the outstanding ownership interest of the person, firm or entities owning and operating a Kentucky Fried Chicken or Taco Bell retail outlet shall be, unless such person designates otherwise, the person, firm or entity entitled to own the share of Membership Common Stock representing such franchise operation. Where no person, firm or entity owns more than 50% in the aggregate of the outstanding ownership interests of the person, firm or entity owning and operating a Kentucky Fried Chicken or Taco Bell retail outlet and none of such persons, firms or entities own, directly or indirectly, an interest in a share of Membership Common Stock of the Co-op, such persons, firms or entities shall be entitled to designate the person, firm or entity from among themselves who shall be entitled to own the share of Membership Common Stock.

         2.4 Divisions of Membership Common Stock into Series. (a) Each Kentucky Fried Chicken stockholder member other than KFC National Management Company, Harman Management Corporation ("Harman"), and NCAC shall be entitled to purchase one share of Membership Common Stock of one of the following series set forth in Column 1 below, but only if such stockholder member owns or operates, or pursuant to Section 2.3 hereof, is deemed to own or operate, a Kentucky Fried Chicken retail outlet in one or more of the areas set forth in the corresponding line(s) of Column 2 below:

           COLUMN 1                                COLUMN 2
           --------                                --------
            SERIES                                   AREA

                  A      Indiana, Michigan, Ohio and West Virginia.

                  B      Arkansas, Colorado, Kansas, Missouri, New Mexico, Oklahoma
                         and Texas.

                  C      Connecticut, Delaware, District of Columbia, Maine,
                         Maryland, Massachusetts, New Hampshire, New Jersey,
                         New York, Pennsylvania, Rhode Island and Vermont.

                  D      Alaska, Hawaii, Idaho, Montana, Oregon, Washington and
                         Wyoming.

                  E      Alabama, Florida, Georgia, Kentucky, Louisiana,
                         Mississippi, North Carolina, South Carolina, Tennessee and Virginia.

                  F      Illinois, Iowa, Minnesota, Nebraska, North Dakota,
                         South Dakota and Wisconsin.



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

                  G      Arizona, California, Nevada and Utah.

                  J      Foreign Territories other than Canada.

                  M      Canada.

         The Series of Membership Common Stock to be issued shall be designated by the stockholder member, or in the absence of such designation, by the Co-op.

             (b) Each Taco Bell stockholder member shall be entitled to purchase one share of Series N Membership Common Stock (a "Taco Bell Membership Share"), but only if such stockholder member owns or operates, or pursuant to Section 2.3 hereof, is deemed to own or operate, a Taco Bell retail outlet in the United States.

             (c) Harman, KFC National Management Company, and the NCAC shall be entitled to purchase one (1) share of one of the Series of Membership Common Stock set forth below opposite its name:

                 STOCKHOLDER MEMBER                               SERIES
                 ------------------                               ------
                 Harman                                              H

                 KFC National Management Company                     K

                 NCAC                                                L


             (d) If Harman shall at any time own or operate less than 100 Kentucky Fried Chicken outlets in the United States or if KFC National Management Company shall own or operate less than 200 Kentucky Fried Chicken outlets in the United States, then the share of the Membership Common Stock owned by Harman or KFC National Management Company, as the case may be, shall be exchanged for one share of Membership Common Stock of such other Series as such person is eligible to purchase as provided in Section 2.4 hereof. The Series of Membership Common Stock to be issued in such exchange shall be designated by such person, or in the absence of such designation, by the Co-op.

             (e) No person, firm or entity shall be entitled to purchase or own any of the Series I or Series O through Series Z shares of Membership Common Stock.

         2.5 Mandatory Redemptions; Restrictions on Transfers; Prohibition of Dividends.

             (a) Unless otherwise prohibited by law, the Co-op shall promptly redeem shares of Membership Common Stock held by persons, firms or entities who no longer qualify as members. The redemption price for each share of Membership Stock shall be Ten Dollars ($10.00), which shall be payable in cash, except that, if the Co-op shall be prohibited by law from redeeming such share in cash because such payment would impair the capital of the Co-op or otherwise, the Co-op shall in lieu thereof issue to the holder of such share a non-interest bearing promissory note payable whenever the Co-op shall no longer be prohibited by law from making such payment. The Membership Common Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions shall be noted on all Membership Common Stock certificates.

             (b) The Store Common Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions will be noted on all Store Common Stock certificates. The Co-op may from time to time purchase shares of its Store Common Stock if the stockholder does not or no longer owns or operates KFC retail outlets with respect to the share to be purchased by the Co-op. If the Co-op purchases shares of its Store Common Stock as provided in this Section 2.5(b), the purchase price paid by the Co-op for a share of Store Common



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Stock shall be the same as the price the stockholder member paid to acquire the share of Store Common Stock.

             (c) No dividends, other than "patronage dividends" as provided in
Section 9 of the Bylaws, shall be declared, accrued, or paid on any class of stock of the Co-op.

         2.6 Sourcing Fees. By virtue of membership in the Co-op, each stockholder member (a) agrees that the Co-op and UFPC may from time to time collect from the stockholder member a fee (a "Sourcing Fee") in consideration of and to fund the Co-op and UFPC's purchasing programs and services, and (b) authorizes the Co-op and UFPC from time to time to cause suppliers and distributors of Goods and Equipment to collect Sourcing Fees from the stockholder member for the account of the Co-op or UFPC.

         2.7 Liquidation Rights. In the event of any dissolution or liquidation of the Co-op or other disposition of its assets, after payment of all debts and liabilities of the Co-op and payment of Ten Dollars ($10.00) per share to holders of Membership Common Stock, the remaining assets of the Co-op shall be distributed to the holders of Store Common Stock on a Co-operative basis, that is, the Co-op shall return to such stockholder members the face amount of outstanding patronage equities and distribute the remaining assets to such stockholder members on the basis of their past Patronage insofar as such distribution is practicable.

                                   ARTICLE III

                  Meetings of Stockholder Members of the Co-op

         3.1 Annual Meeting of Stockholder Members. An annual meeting of stockholder members of the Co-op shall be held each year at a time and place selected by the Board of Directors.

         3.2 Notice of Annual Meeting. Written notice of the time and place of the annual meeting shall be mailed to stockholder members entitled to vote as shown by the records of the Co-op not less than twenty (20) nor more than sixty
(60) days prior to the meeting which notice shall state the place, date and hour of the meeting.

         3.3 Delayed Annual Meeting. If, for any reason, the annual meeting of the stockholder members shall not be held on the day designated, such meeting may be called and held as a special meeting, and the same proceedings may be had at such meeting as at an annual meeting and the notice of such meeting shall be the same as required for the annual meeting.

         3.4 Special Meetings of Stockholder Members. Special meetings of the stockholder members may be called at any time by the Chairman of the Board of Directors, President or by one-third (1/3) of the voting members of the Board of Directors, upon not less than twenty (20) nor more than sixty (60) days written notice which shall state the place, date, hour and purpose or purposes of the meeting.

         3.5 Waiver of Notice by Attendance. Attendance at a meeting, whether annual or special, shall be a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.6 Quorum. Presence in person or by proxy of stockholder members representing a majority of the stockholder members entitled to vote at such meeting shall constitute a quorum at such meeting. A quorum shall not be lost by the departure of stockholder members before adjournment.

         3.7 Who Entitled to Vote; Proxies. Each stockholder member owning a share of the Co-op's Membership Common Stock shall be entitled to one (1) vote in person or by proxy upon each matter on which such stockholder member is entitled to vote. Proxies shall be valid only if signed by the stockholder member, dated and filed with the Secretary of the Co-op prior to or at the meeting in which it is given. No proxy shall be irrevocable and any proxy may be revoked at any time in writing or in person at the meeting for which it was given. No Proxy shall be voted or acted upon after one (1) year from its date.


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         3.8 Majority Vote. Except as otherwise provided in these Bylaws or required by law, the affirmative vote of two-thirds of the stockholder members present in person or by proxy at a meeting at which a quorum is in attendance shall be necessary to decide in favor of any matter properly submitted to the meeting.

         3.9 Disputes. Any dispute as to the voting rights of stockholder members shall be submitted to the Secretary of the Co-op to be decided upon by the Chairman of the Board of Directors, or, in his absence, the Vice-Chairman with the stockholder member whose voting rights are in issue having the right to appeal this decision to the Board of Directors.

         3.10 Organization of Meetings. The Chairman of the Board of Directors, or the Vice-Chairman, if the Chairman is not present, and the Secretary of the Co-op shall act as chairman and secretary, respectively, at all meetings of stockholder members of the Co-op.

                                   ARTICLE IV

                               Board of Directors

         4.1 General.

             (a) The property and affairs of the Co-op shall be managed by a governing body to be known as the Board of Directors. The Board of Directors shall be composed of up to twenty-one (21) persons who shall be nominated and elected and shall serve for terms as hereinafter provided.

             (b) The Secretary of the Co-op shall notify stockholder members in writing no later than seventy-five (75) days prior to the annual meeting of stockholder members of the date of such meeting. Such notice shall advise them that nominations for members of the Board of Directors whose terms will expire at such meeting must be submitted to the Secretary in writing not later than sixty (60) days prior to the meeting date. Such notice shall also specify the names of directors whose terms are expiring and the names of directors who have resigned, died, or otherwise been removed from office since the last annual meeting of stockholder members, and shall identify the Series of Membership Common Stock entitled to elect successors to such directors. Each nomination submitted to the Secretary shall be accompanied by a written statement signed by the nominee, including nominees to represent the Series H, K and L Membership Common Stock, that he or she (i) will serve and is eligible to serve in such capacity if elected, (ii) will participate in a director orientation program in accordance with the Board's current orientation policies, and (iii) will enter into a director confidentiality agreement in such form as the Board may adopt from time to time. Each stockholder member (other than the NCAC and KFC National Management Company) may nominate not more than one person to serve as the director who may be elected by the Series of Membership Common Stock held by such stockholder member. NCAC and KFC National Management Company may each nominate two persons to serve as the directors who may be elected by the series of Membership Common Stock held by them.

             (c) Each of Series A through Series H, Series J, Series M and Series N shall be entitled to elect, as a series, one member of the Board of Directors, and of Series K and Series L shall be entitled to elect, as a series, two members of the Board of Directors; provided, however, that until and unless the holders of Series J Membership Common Stock and the holders of Series M Membership Common Stock hold one hundred (100) or more shares of Store Common Stock purchased or held with respect to Kentucky Fried Chicken outlets located in Foreign Territories or in Canada, respectively, the Series J member and the Series M member of the Board of Directors shall be nominated by a holder of Series J or Series M Membership Common Stock, as the case may be, but shall be elected by a plurality vote of all the shares of Membership Common Stock entitled to vote at the annual meeting of the stockholder members.

             (d) In addition to the members of the Board of Directors elected by the holders of Membership Common Stock, there shall be one (1) independent member of the Board of Directors (the



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

"Independent Director") who shall not in any way be associated or affiliated with KFC Corporation, KFC National Management Company, Kentucky Fried Chicken International Holdings, Inc., Taco Bell Corp., or any franchisee of KFC Corporation or Taco Bell Corp. The Independent Director shall be nominated by the Board of Directors and elected by a plurality vote of the shares of Membership Common Stock entitled to vote at the annual meeting of the stockholder members.

             (e) The President of the Co-op and UFPC shall serve as a non-voting ex-officio member of the Board of Directors.

             (f) With the exception of the Independent Director and President of UFPC and Co-op, all directors of the Co-op must be stockholder members of the Co-op or an officer, shareholder, employee or partner of an entity which is a stockholder member of the Co-op. Each director must be a member or an officer, director, shareholder, employee or partner of the organization which is entitled to vote for (or in certain circumstances concerning Series J and M, nominate) such director.

             (g) All voting directors of the Co-op shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of voting directors permits, with the term of office of one class expiring each year. Should the number of voting directors not be equally divisible by three, the excess of directors over a number divisible by three shall be classified in Class III if there is an excess of one and in Class II and III if there is an excess of two. The Board of Directors shall by majority vote designate which series of membership shall elect directors within Class I, II and III, respectively, but by such designations may not shorten the term of any director.

             (h) No person shall hold more than one (1) seat on the Board of Directors at any one time. Except for the holders of the Series K and Series L Membership Common Stock who are entitled, as a Series, to elect two (2) members of the Board of Directors, not more than one (1) person affiliated with any stockholder member may hold a seat on the Board of Directors.

             (i) The initial Class I directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the annual meeting next ensuing and until their successors are elected and take office. The initial Class II directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the second annual meeting thereafter and until their successors are elected and take office. The initial Class III directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the third annual meeting thereafter and until their successors are elected and take office. The successors to the initial Class I, Class II and Class III directors shall each be elected for terms commencing as of the date of their election and continuing until the third annual meeting of stockholder members thereafter and until their respective successors are duly elected and qualified.

             (j) Whenever any member of the Board of Directors ceases to fulfill the eligibility requirements of this Section 4.1, his membership on the Board of Directors shall automatically terminate and the vacancy so created shall be filled in the manner prescribed in Section 4.2.

             (k) Notwithstanding any limitation on the number of persons who may serve as members of the Board of Directors provided for in Section 4.1(a) hereof, the Board of Directors may, from time to time, by resolution provide for one or more non-voting members of the Board of Directors to serve at the pleasure and upon such terms and conditions as the Board of Directors may by resolution provide.

             (l) No voting director of the Co-op, except for directors elected by the Series H or K Membership Common Stock, may serve more than two consecutive three years terms (whether representing the same or a different Series) without having not served as a voting director for an entire period between two consecutive annual meetings of the stockholder members (a "meeting period") before reelection. For purposes of this Section 4.1(l), (i) service for a term which equals or exceeds two meeting periods shall be deemed to be a three year term and a term which does not exceed two meeting periods shall not be deemed to be a three year term, and (ii) no term which commenced prior to the annual meeting of the stockholder members held in 1999 shall count as a consecutive term or otherwise shorten the eligibility of any director.



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         4.2 Vacancies. Except as herein provided, all vacancies on the Board of
Directors shall be filled by the Board of Directors. In filling any vacancy, the Board of Directors shall seek the advice and counsel of the holder or holders of the Series of stock who are entitled, as a Series, to elect the director whose position became vacant. All vacancies shall be filled as soon as practicable; however, the Board need not fill a vacancy if the holder or holders of the Series of Membership Common Stock who are entitled, as a Series, to elect the director whose position became vacant decline (a) to provide the Board with advice and counsel concerning the filling of the vacancy, or (b) to nominate a person to fill a vacancy, however created, at any annual or special meeting of the stockholders at which an election of directors occurs. For purposes of this
Article IV, the number of voting members of the Board shall not include from time to time the number of vacancies on the Board. The Board of Directors shall not fill a vacancy with respect to the Series H, K or L share of Membership Common Stock without specific direction and the consent respectively of Harman, Tricon or NCAC.

         Directors elected as hereinabove provided in this Section 4.2 shall serve until the next annual meeting of stockholder members, at which time the holders of the Series of Membership Common Stock who elected the director whose position became vacant shall be entitled to elect a successor who shall serve for the remainder, if any, of the term of the director who shall have resigned, died or otherwise been removed from office.

         The person elected to fill a vacancy must fulfill the eligibility requirements for the position of the director whose position became vacant.

         4.3 Quorum. Two-thirds (2/3) of the voting members of the Board of Directors shall constitute a quorum.

         4.4 Annual Meeting. The Board of Directors shall hold its annual meeting in each calendar year at such time and place as the Board shall designate to elect its Chairman and Vice-Chairman, to elect the officers of the Co-op for the ensuing year and to transact any other business.

         4.5 Other Meetings. Other meetings of the Board of Directors may be called by the Chairman, President or one-third (1/3) of the voting members of the Board of Directors at any time by means of written notice by mail of the time, place and purpose thereof to each member of the Board of Directors, as the Chairman, the President or one-third (1/3) of the voting members of the Board of Directors shall deem sufficient, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

         4.6 Waiver of Notice. Notice of the time, place and purpose of any meeting of the Board of Directors may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held. Attendance at a meeting shall constitute a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         4.7 Removal of Members of the Board of Directors. The Board of Directors may, upon the affirmative vote of at least two-thirds (2/3) of all stockholder members (including the vote of Tricon or NCAC with respect to the director representing the Series K or L share of Membership Common Stock, respectively) at any time determine that any member of the Board of Directors shall be removed from the Board of Directors for cause. Upon such a vote of stockholder members, the Board of Directors shall give such director written notice of removal for cause.


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

         4.8 Voting. The affirmative vote of three-fifths (3/5) of all voting members of the Board of Directors shall, except as otherwise specifically provided in these Bylaws, be the act of the Board of Directors on any matter properly submitted to the Board of Directors. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. Upon the demand of a majority of the voting members of the Board of Directors participating in a meeting, the voting upon any question before the meeting shall be by secret ballot. The President shall not be entitled to vote on matters brought before the Board of Directors.

         4.9 Chairman and Vice-Chairman.

             (a) The Board of Directors shall at each annual meeting elect by the affirmative vote of three-fifths (3/5) of the entire Board of Directors a Chairman and a Vice Chairman. The Chairman and Vice Chairman shall each serve until the next annual meeting of the Board of Directors and until his or her successor is duly elected and qualified. Neither the Chairman nor the Vice-Chairman may be a Director elected by the Series K share of Membership Common Stock.

             (b) The duties of the Chairman shall be to preside at all meetings of the Board of Directors and stockholder members. The Chairman shall oversee the President in his assigned duties as established and authorized by the Board of Directors. The Chairman shall have the power to execute in the name of the Co-op any authorized corporate obligation or other instrument and shall perform all acts incident to the Office of Chairman or Directors. In the absence of the Chairman or his inability to perform, the Vice-Chairman shall assume his duties.

             (c) No Chairman may serve more than two consecutive full one year terms as Chairman without having not served as Chairman for an entire one year term before reelection as Chairman.

         4.10 Meetings: Chairman and Secretary. At all meetings of the Board of Directors, the Chairman, or in his absence, the Vice-Chairman, shall act as chairman of the meeting and the Secretary of the Co-op shall act as secretary, except that if any one of them shall be absent, a chairman or secretary, or both, may be chosen at the meeting.

         4.11 Compensation and Expenses. The Independent Director shall be entitled to such compensation as may be determined by the Board of Directors. Except for the Independent Director, all members of the Board of Directors shall serve without compensation. Reasonable expenses of members of the Board of Directors attending regular and called meetings shall be reimbursed by the Co-op, provided, that such expenses are not in excess of the actual cost of traveling from and returning to the member's home city, lodging, meals and other reasonable and necessary expenses. The Board of Directors shall also reimburse members of the Board of Directors and others for their reasonable expenses of attending seminars or other events at the direction of the Board of Directors.

         4.12 UFPC. The Co-op shall appoint the Chairman and one other member of the Board of Directors as members of UFPC's Board of Directors. The Co-op shall not appoint a member to UFPC's Board of Directors who is a designee, employee, or agent of Tricon Global Restaurants, Inc. ("Tricon"), a Tricon controlled affiliate, or a Tricon subsidiary.

                                    ARTICLE V

                                    Officers

         5.1 Executive Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents and such other officers and assistant officers, as the Board of Directors may, from time to time, determine are necessary to manage the affairs of the Co-op. Any one person, except as forbidden by law, may be elected to more than one office. Any person elected to office shall hold his office as such for a one (1) year period and until his successor shall have been elected and shall have accepted office, unless prior thereto such person resigns or is removed from office. The President shall at all times be subject to dismissal by the Board of Directors by the affirmative vote of two-thirds (2/3) of all voting members of the Board of Directors. Any meeting of the Board of Directors for the purpose of considering the dismissal of the President may be called upon not less than twenty (20) days nor more than sixty (60) days prior written notice which notice shall state the place, date, hour and purpose of the meeting. The other officers shall at all times be subject to dismissal by the President or the Board of Directors.

         5.2 Vacancies. Any vacancy in any office shall be filled by the Board of Directors.

         5.3 Powers and Duties of the President. The President shall be the President and Chief Executive Officer of the Co-op and, subject to the control of the Board of Directors, shall have general charge of its business and supervision of its affairs. He shall keep the Board of Directors fully informed and freely consult with it in regard to the business of the Co-op, and make due reports to it and to the stockholder members. The President shall have the power to execute in the name of the Co-op any authorized corporate obligation or other instruments. The President shall also have such other powers and duties as are incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.4 Powers and Duties of Vice-Presidents. The Board of Directors may elect one (1) or more Vice-Presidents who shall have the powers and duties incident to their office and shall perform such duties as may at any time be assigned to them by the Board of Directors or the President.

         5.5 Powers and Duties of the Treasurer. The Treasurer, subject to the control of the Board of Directors and together with the President, shall have general supervision of the finances of the Co-op. He shall have the care of, and be responsible for, all monies, securities, evidences of value and corporate instruments of the Co-op, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. He shall cause full and accurate books to be kept, showing the transactions of the Co-op, its accounts, assets, liabilities and financial condition, which shall at all reasonable times be open to the inspection of any member of the Board of Directors, and he shall make due reports to the Board of Directors and the stockholder members, and such statements and reports as are required of him by law. The Treasurer shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.6 Powers and Duties of the Secretary. The Secretary shall cause to be entered in the minute books the minutes of all meetings of the Board of Directors and annual and other meetings of the stockholder members; shall have charge of the seal of the Co-op and all other books and papers pertaining to his office, and shall be responsible for giving of all notices, and the making of all statements and reports required of the Co-op or of the Secretary by law. The Secretary shall affix the corporate seal, attested by his signature, to all instruments duly authorized and requiring the same. The Secretary shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.7 Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries elected shall perform such duties as may properly be assigned to them by the executive officers of the Co-op, and shall have such powers and duties, including all the powers and duties of their principals in the event of the absence of such principals from any place in which the business in hand is to be done, and as may at any time be assigned to them by the Board of Directors.

         5.8 Other Officers. The Board of Directors shall prescribe the powers and duties of any other officer or officers of the Co-op.

         5.9 Salaries. The salary, if any, of the President of the Co-op shall be fixed by the Board of Directors. Subject to such limitations as may be fixed by the Board of Directors from time to time, the salaries, if any, of all other employees and officers of the Co-op shall be fixed by the President who shall report annually to the Board of Directors on all salary changes.

                                   ARTICLE VI

                         Finance, Audit and Fiscal Year

         6.1 Banking. All funds and money of the Co-op shall be banked, handled and disbursed, and all bills, notes, checks and like obligations, and endorsements (for deposit or collection) shall be signed by such officers and other persons as the Board of Directors shall from time to time designate, who shall account therefor to the Treasurer as and when he may require. All money, funds, bills, notes, checks and other negotiable instruments coming to the Co-op shall be collected and promptly deposited in the name of the Co-op in such depositories as the Board of Directors shall select.

         6.2 Annual Audit. An audit by certified public accountants of the books and records of the Co-op shall be conducted annually by a firm engaged by the Board of Directors.

         6.3 Fiscal Year. The fiscal year of the Co-op shall be the fiscal year of UFPC unless set otherwise by the Board of Directors.

                                   ARTICLE VII

                                 Indemnification

         7.1 Indemnification of Officers and Directors.

             (a) The Co-op shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Co-op) by reason of the fact that he is or was a director, officer, employee or agent of the Co-op, or is or was serving at the request of the Co-op as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Co-op, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Co-op, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (b) The Co-op shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Co-op to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Co-op, or is or was serving at the request of the Co-op as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Co-op and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Co-op unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             (c) To the extent that a present and former director or officer of the Co-op has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 7.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             (d) Any indemnification under subsections (a) and (b) of this
Section 7.1 (unless ordered by a court) shall be made by the Co-op only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or (4) by the stockholder members.

             (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Co-op in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount it shall ultimately be determined that he is not entitled to be indemnified by the Co-op as authorized in this Section 7.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

             (f) The indemnification and advancement of expenses provided by, or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             (g) The Co-op shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Co-op, or is or was serving at the request of the Co-op as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Co-op would have the power to indemnify him against such liability under the provisions of this Section 7.1.

             (h) For purposes of this Section 7.1, references to the Co-op shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.1 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             (i) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Co-op" shall include any service as a director, officer, employee or agent of the Co-op which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Co-op" as referred to in this
Section 7.1.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             (k) The Court of Chancery of the State of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 7.1 or under any bylaw, agreement, vote of stockholder members or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Co-op's obligation to advance expenses (including attorneys' fees).

             (l) If so provided in the Co-op's Certificate of Incorporation, a director of the Co-op shall not be personally liable to the Co-op or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Co-op or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The foregoing Article 7 is derived from Sections 145 and 102 of the General Corporation Law of the State of Delaware.

         The Co-op has obtained a policy of insurance under which the Co-op and its directors and officers are insured subject to specific exclusions and deductible and maximum amounts against loss deriving from any claim which may be made against the Co-op or any director or officer of the Co-op by reason of any act done or alleged to have been done while acting in their respective capacities.

                                  ARTICLE VIII

                                  Capital Stock

         8.1 Certificate of Stock. Every holder of capital stock in the Co-op shall be entitled to have a certificate, signed by, or in the name of the Co-op by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Co-op, certifying the number of shares owned by him in the Co-op. The certificates of stock of the Co-op shall be numbered and shall be entered in the books of the Co-op as they are issued.

         8.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Co-op alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Co-op a bond in such sum as it may direct as indemnity against any claim that may be made against the Co-op with respect to the certificate alleged to have been lost, stolen or destroyed.

         8.3 Transfers of Capital Stock. Any attempted transfer, sale, pledge, mortgage, gift, or hypothecation of shares of Membership Common Stock or Store Common Stock other than a transfer of the shares to the Co-op shall be null, void, and without effect, and the Co-op shall not make or recognize any such transfer, sale, pledge, mortgage, gift, or hypothecation upon its books.

         8.4 Fixing Record Date. In order that the Co-op may determine the stockholder members entitled to notice of or to vote at any meeting of stockholder members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days prior to any other action. A determination of stockholder members of record entitled to notice of or to vote at a meeting of stockholder members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         8.5 Registered Stockholders. The Co-op shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                               Patronage Dividends

         9.1 Patronage. The term "patronage" shall refer to the value of the Co-op's business with its stockholder members. Business with the Co-op's stockholder members shall include the following: (1) the Co-op's direct business with its stockholder members; (2) the Co-op's business with its stockholder members through distributors ("participating distributors") which shall have agreed to participate in the Co-op's patronage dividend program for its stockholder members by entering into distributor participation agreements with the Co-op or UFPC in such form as the President shall prescribe or approve from time to time; (3) the Co-op's business with its stockholder members through suppliers ("participating suppliers") which shall have agreed to participate in the Co-op's patronage dividend program by entering into supplier participation agreements with the Co-op or UFPC in such form as the President shall prescribe or approve from time to time; and (4) the Co-op's business with its stockholder members pursuant to arrangements set forth in a management agreement approved by the Board of Directors with UFPC, whereby the stockholder members purchase goods directly from UFPC or through participating distributors and participating suppliers. The term "patronage" includes the Co-op's business with its stockholder members both when the Co-op or UFPC purchases (takes "Title") and resells goods to the Co-op's stockholder members and participating distributors, and when participating suppliers sell goods directly to stockholder members and participating distributors.

         9.2 Cooperative Basis. The Co-op shall at all times be operated on a Co-operative basis for the benefit of its stockholder members. The Co-op shall always do more than ninety percent (90%) in value of its business with its stockholder members.

         9.3 Patronage Dividend Distributions.

             (a) The Board of Directors shall, after considering the Co-op's anticipated expenses and need for capital and reserves, (i) obligate the Co-op to distribute patronage dividends as provided in section 1388(a)(2) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), and (ii) distribute as patronage dividends, directly to the stockholder members of the Co-op, the net income of the Co-op from patronage done with or for stockholder members computed in accordance with sections 1381-1388 of the IRC and in accordance with the principles applied in preparation of the Co-op's federal income tax return. Specifically, the Co-op shall distribute patronage dividends to stockholder members annually on the basis of each stockholder member's patronage. In determining the portion of the Co-op's patronage dividend obligations to be paid in cash, the Board of Directors shall consider: (1) Expenses directly or indirectly related to the Co-op's business; (2) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; (3) Such reasonable reserves for working capital necessary for the operation of the Co-op and for deficits arising from such operation, (including deficits from business other than business done with or for stockholder members).

             The amounts set aside for reserves in any year from gross margins of the Co-op from business other than with or for the stockholder members shall be allocated to the extent possible, to stockholder members, on the books of the Co-op on a patronage basis for that year, or, in lieu thereof, the books or records of the Co-op shall afford a means of doing so, so that in the event of a distribution of amounts formerly carried in reserves, each stockholder member may receive to the extent possible, that stockholder member's pro rata share thereof.

             (b) Solely for the purpose of determining the amount of patronage dividends distributable to a particular stockholder member of the Co-op, the Board of Directors may, by resolution, segregate the Co-op's business with its stockholder members into two distinct pools: (i) the "Title Pool," under which shall be determined the net earnings of the Co-op from business with the Co-op's stockholder members in which the Co-op takes Title to goods; and (ii) the "Non-Title Pool," under which shall be determined the net earnings of the Co-op from business with the Co-op's stockholder members in which the Co-op does not take Title to goods.

             The amount distributable by the Co-op as patronage dividends directly to each stockholder member of the Co-op shall be based on

             (A) the ratio of

                 (i) the value of business done by the Co-op with each stockholder member in which the Co-op takes Title to goods, to

                 (ii) the net earnings of the Co-op in the Title Pool attributable to business done with or for its stockholder members, plus

             (B) the ratio of

                 (i) the value of business done by the Co-op with each stockholder member in which the Co-op does not take Title to goods, to

                 (ii) the net earnings of the Co-op in the Non-Title Pool attributable to business done with or for its stockholder members.

             (c) Solely for the purpose of determining the amount of patronage dividends distributable to a particular member of the Co-op, the Board of Directors may from time to time, when appropriate, by resolution segregate the Co-op's business with its stockholders members into other distinct pools, such as by way of example, an equipment business pool, a food and packaging business pool, or an international business pool. The net earnings of the Co-op from business with the Co-op's stockholder members related to any such pool shall be attributable to a stockholder member patron of the pool in proportion to the quantity or value of business done by the stockholder member with the pool. The resolution establishing such distinct business pools shall also specify the basis for determining the amount distributable by the Co-op as patronage dividends to each shareholders member.

             (d) The patronage dividend distributions shall be paid to each stockholder member on the basis of the quantity or value of business done with or for each stockholder member, and the patronage dividend distributions shall be determined by reference to the net earnings of the Co-op from business done with or for its stockholder members. The patronage dividend distributions shall be among all stockholder members, shall be directly proportional for each taxable year of the Co-op to the purchases by each stockholder member, and so shall be based upon each stockholder member's patronage.

         9.4 Timing of Payment of Patronage Dividends. Each distribution of patronage dividends shall be made within the payment period beginning with the first day of a taxable year for which the Co-op claims a deduction for patronage dividends paid in the form of such distributions and ending with the 15th day of the 9th month following the close of such taxable year.

         9.5 Method and Character of Payment. The Board of Directors may, in its discretion, determine to pay patronage dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the IRC, all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of patronage dividends shall be paid in cash or by a "qualified check" as defined in Section 1388(c)(4) of the IRC. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any patronage dividend be paid, in whole or in part, in cash, property, promissory notes or other evidence of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

         9.6 Consent to Stockholder Members. Membership in the Co-op by stockholder members shall constitute a consent of each such member to include in its gross income the amount of any patronage dividend which is paid with respect to direct sales from the Co-op, and indirect sales through participating distributors in money, "qualified checks," "qualified written notices of allocation" or other property (except "nonqualified written notices of allocation" as defined in Section 1388(d) of the Internal Revenue Code of 1986, as amended) and which is received by it during the taxable year from the Co-op. Each stockholder member of the Co-op, through initiating or retaining its membership after adoption of this Article IX of these Bylaws, as amended from time to time, consents to be bound hereby. The provisions of this Article IX, as amended from time to time, shall be a contract between the Co-op and each stockholder member as fully as though each stockholder member had signed a specific separate instrument in which the stockholder member agreed to be bound by all of the terms and provisions of this Article IX, as amended from time to time.

         This consent, however, shall not extend to written notices of allocation received by the stockholder member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the promissory notes, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the stockholder member, a notice of credit to the account of the stockholder member on the books of the Co-op (against stock subscription or any other indebtedness as the Co-op may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Co-op in payment, or part payment of the patronage dividends. The stated dollar amount of the promissory notes is the principal amount thereof.

         9.7 Promissory Notes. Subject only to the payment of at least twenty percent (20%) of each stockholder member's annual patronage dividend in cash, the Co-op may pay each stockholder member all or any portion of the annual patronage dividend in promissory notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Co-op, existing, contingent or created after the date of issuance. The Co-op shall have a lien upon and a right of set off against any said promissory notes issued to a stockholder member to secure payment of any indebtedness due the Co-op or any of its subsidiaries by the stockholder member.

         9.8 Application of Patronage Dividends to Amounts Due the Co-op. Notwithstanding any of the foregoing provisions of this Article IX, the portion of any patronage dividends which would otherwise be payable in cash under any provision of this Article IX to a stockholder member may be applied by the Co-op to the payment of any indebtedness, the repayment of which is in default, owed to the Co-op by any such stockholder member to the extent of such indebtedness instead of being distributed in cash, provided, however, that an amount equal to twenty percent (20%) (or, in the case of a stockholder member located in a jurisdiction to which the special withholding requirements of Sections 1441 or 1442 of the Internal Revenue Code of 1986, as amended, apply, thirty percent (30%)) of the total annual patronage dividends distributable for the applicable year to any such stockholder member shall nevertheless be paid in cash within the period set forth in Section 9.4 if any such stockholder member so requests in a writing received by the Co-op within thirty (30) days of the first day of the Co-op's fiscal year as established under Section 6.3.

                                    ARTICLE X

                                   Amendments

         10.1 Amendments to Bylaws. The Board of Directors shall have the power to adopt, amend or repeal from time to time the Bylaws of the Co-op at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting, subject to the right of the stockholder members to adopt, amend or repeal the Bylaws, at any regular meeting of the stockholder members or at any special meeting of the stockholder members if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting.





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